EXHIBIT 10.1

SEPARATION AGREEMENT
This SEPARATION AGREEMENT (“Agreement”) is made and entered into by and between Alta Mesa Services, LP, a Texas limited partnership (the “Company”), and Ronald J. Smith (“Executive”). The Company and Executive may be individually referred to herein as the “Party” and collectively as the “Parties.” This Agreement is effective on July 2, 2019.
WHEREAS, Executive and the Company entered into the Employment Agreement dated as of February 9, 2018 (the “Employment Agreement”); and
WHEREAS, Executive will resign from the Company, effective as of July 19, 2019 (the “Resignation Date”), and thus Executive’s employment with the Company and all of its Affiliates will terminate as of the close of business on the Resignation Date; and
WHEREAS, the Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including but not limited to any rights, duties and obligations that arise out of Executive’s separation from the Company and its Affiliates, and any promised equity in the Company.
NOW, THEREFORE, in consideration of the promises, conditions, and mutual covenants set forth in this Agreement, and for such other good and valuable consideration, the receipt and legal sufficiency of which the Parties acknowledge, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Employment Agreement.

2.
Resignation. Executive will resign from employment with the Company and its Affiliates, and all of its and their applicable boards of directors, committees, trustee positions and all other executive, managerial, employee, fiduciary or other positions with the Company and its Affiliates and any of their employee benefit plans, effective as of the Resignation Date, unless Executive is earlier terminated by the Company for Cause. Executive's resignation shall be deemed to be a voluntary termination by the Executive for Good Reason under Section 6(d)(15) of the Employment Agreement.

3.
Salary and Benefits. To the extent unpaid as of the Resignation Date, Executive will be entitled to receive the salary and benefits set forth in Sections 6(a)(1), 6(a)(2) and 6(a)(3) of the Employment Agreement, subject to and in accordance with the terms thereof. In addition, Executive shall be entitled to receive his “target” Annual Bonus for 2019 set forth in Section 2(b)(2) of the Employment Agreement, pro-rated based on the number of days between January 1 and the Resignation Date, in the amount of $96,164. The salary, benefits and pro-rated bonus described in this section shall be paid within five (5) business days following the Resignation Date.

4.
Severance Benefits. Provided that Executive (a) complies with this Agreement, Sections 9 through 18, 21, 25, 31, 32, 34, and 37 through 39 of the Employment Agreement and that certain Confidentiality Agreement dated May 12, 2014 by and between Executive and Alta Mesa Holdings, LP (the “Confidentiality Agreement”) and (b) executes and delivers to the Company the Global Release, as referenced in Section 5 of this Agreement, and the Global Release becomes effective and irrevocable within 60 days following the Resignation Date, Executive shall be entitled to: (a) the vesting acceleration under the LTIP provided under Section 6(a)(4)(A) of the Employment Agreement (which following such acceleration will consist of 34,200 restricted stock units, 25,158 performance based vesting restricted stock units and 53,066 options with an exercise price of $9.54); and (b) the severance payments and benefits provided under Section 6(b)(1)(A) (“Termination Not Following Change in Control”), Section 6(b)(2), and, to the extent applicable, Section 6(b)(3) of the Employment Agreement (collectively, the “Severance Payments”). Executive agrees that the Severance Payments and the salary and benefits described in Section 3 of this Agreement constitute the only severance or other compensation the Executive is entitled to receive regarding Executive’s termination of employment with the Company. Therefore, Executive agrees that Executive has waived and has no right to the Additional Payments referenced in Sections 6(b)(1)(B) (“Anticipatory Termination”) or 6(b)(1)(C) (“Termination Following Change in Control”) of the Employment Agreement. In the event that on or before the Resignation Date Executive is terminated by the Company for Cause, Executive shall not be entitled to the benefits described above in this Section, and instead shall receive only the severance benefits as provided for in the Employment Agreement that are applicable to an involuntary termination for Cause.

5.
Release Consideration. Executive agrees that in exchange for the benefits referenced in this Agreement, on or following the Resignation Date, Executive must execute and deliver to the Company the release of claims attached to this Agreement as Exhibit A (“Global Release”) and the Global Release must become effective and irrevocable within 60 days following the Resignation Date. Executive understands and agrees that a failure to timely execute and return the Global Release will result in Executive being ineligible for the benefits referenced in this Agreement, including the Severance Payments. The Severance Payments will be paid on or within two (2) business days following the date the Global Release becomes effective and irrevocable.

6.
No Further Obligation. The Parties agree that, apart from the amounts specified in this Agreement, Executive shall not be entitled to any other payments, reimbursements or other monetary or other consideration from the Company or any of its Affiliates. Except as stated in this Agreement, or as required by law, all other compensation, bonuses, commissions, paid time off, expense reimbursements, and other benefits which relate to Executive’s employment or termination of employment with the Company and all of its Affiliates, except as memorialized in this Agreement, will cease as of the Resignation Date. Executive agrees that only this Agreement shall govern the compensation, benefits, severance or other consideration that Executive shall be entitled to receive from the Company or any of its Affiliates. Accordingly, all provisions of the Employment Agreement regarding severance or any other compensation or benefits owed to Executive regarding his termination of employment with the Company or any of its Affiliates will cease to apply.

7.
Cooperation and Consultation. Executive agrees to cooperate with the Company in connection with any claims, causes of action, investigations, hearings, proceedings, arbitrations, lawsuits, or other matters that have been brought, or may be brought in the future, against or on behalf of the Company that relate to events or occurrences that transpired while Executive was employed by the Company. Executive’s cooperation in connection with this Section shall include, without limitation, being reasonably available to meet and fully cooperate with the Company or its designated representative, being reasonably available to meet with counsel to prepare for discovery or trial, to prepare and submit affidavit(s) or declaration(s), act as a witness on behalf of the Company at convenient times, and to provide true and accurate testimony regarding any such matters. Executive further agrees to provide consultation on non-legal matters for the Company when requested by the Company following the Resignation Date. The Company agrees to compensate Executive at an hourly rate of Three Hundred Dollars and No Cents ($300.00) for the services described in this Section and agrees to generally limit non-legal consultation to no more than ten (10) hours a week. Executive will also be eligible to be reimbursed for travel and other reasonable and customary expenses incurred by Executive when providing the services described in this Section. Executive understands that all services and compensation described in this Section will be as an independent contractor and will be paid through payments by the Company that are reported on an IRS Form 1099. After the Resignation Date, Executive will not receive any other compensation or benefits as an executive or employee of the Company unless specifically provided for under this Agreement. The Company alone shall determine if and when it needs any of these services from Executive, and the Company alone shall determine when to cease these services.

8.	Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the governing law and venue provisions of the Employment Agreement.

9.	Mandatory Arbitration. This Agreement shall be subject to the mandatory arbitration provisions in Section 31 of the Employment Agreement.

10.
Waiver. A Party’s waiver of any breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any later breach of the same or other Agreement provision.

11.
Severability and Reformation. The Parties agree that in the event any court of competent jurisdiction or arbitrator holds any provision of this Agreement to be invalid or unenforceable, such invalid or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required, and the remaining provisions shall not be affected or invalidated and shall remain in full force and effect. Further, should any provision of this Agreement be held by a court of competent jurisdiction or arbitrator to be enforceable only if modified, such holding shall not affect the validity or enforceability of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with such modification, if any, to become a part hereof and treated as though contained in this original Agreement, nor shall such holding affect the enforceability or validity of the offending provision in any other jurisdiction. The Parties further agree that any such court or arbitrator is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety. The Parties expressly agree that this Agreement, as so modified by any such court or arbitrator, shall be binding upon and enforceable against each other.

12.
Assignment. This Agreement shall be binding upon and inure to the benefit of Executive and the Company, and any parents, subsidiaries, affiliated companies, successors, or assigns of the Company, but otherwise shall not be for the benefit of any third parties.

13.
Execution. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be an original, and all of which together shall constitute one and the same instrument. This Agreement may also be executed by facsimile or electronic signatures which signatures shall be deemed as effective as original signatures.

14.
Incorporation of Employment Agreement. This Agreement incorporates the Employment Agreement by reference including all of Executive’s covenants therein. To the extent there is any conflict or inconsistency between a provision in this Agreement and a provision in the Employment Agreement, as determined by the Company, the provision in this Agreement shall control. For purposes of clarity, Executive understands and agrees that Executive has continuing obligations to the Company both now and after Executive’s Resignation Date under Sections 9 through 18, 21, 25, 31, 32, 34, and 37 through 39 of the Employment Agreement. Executive also understands that this Agreement limits the compensation, benefits, severance and other consideration that Executive may be entitled to receive from the Company as to only what is contained in this Agreement.

15.
Entire Agreement; Modification. This Agreement, the Global Release and the Employment Agreement set forth the entire agreement between the Parties concerning the subject matter in this Agreement, except as otherwise stated herein. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by both Parties to this Agreement. This Agreement supersedes any prior oral or written agreements, including the Confidentiality Agreement, understandings, promises, or inducements between Executive and the Company concerning the subject matter in this Agreement, with the exception of any confidentiality agreement or any other obligation which, by its terms or by operation of law, survives the termination of Executive’s employment.

16.	Tax Withholding. All payments hereunder shall be net of applicable federal, foreign, state, and local taxes, as required by law.

PLEASE READ CAREFULLY BEFORE SIGNING

•	Executive acknowledges that he has carefully read and understands the terms of this Agreement and his obligations hereunder.

•	Executive acknowledges that he has been advised to review this Agreement with an attorney of his choosing.

[Signature Page Follows]

EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS SEPARATION AGREEMENT AND FULLY UNDERSTANDS ITS CONTENTS, AND VOLUNTARILY SIGNS IT OF HIS OWN FREE WILL.
IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first set forth above with the intent to be bound by its terms and conditions.
ALTA MESA SERVICES, L.P.
By:     OEM GP, LLC,
a Texas limited liability company,
its general partner

By:     Alta Mesa Holdings, LP,
a Texas limited partnership,
its sole member

By:     Alta Mesa Holdings GP, LLC,
a Texas limited liability company,
its general partner

By:    /s/ John C. Regan
Name:    John C. Regan
Title:    Chief Financial Officer

EXECUTIVE:		WITNESS:

By:	/s/ Ronald J. Smith	By:
Witness Signature
Name:	Ronald J. Smith	Name:

Acknowledged:

ALTA MESA HOLDINGS, LP
By:    Alta Mesa Holdings GP, LLC,
a Delaware limited liability company,
its general partner

By:    /s/ John C. Regan
Name:    John C. Regan
Title:    Chief Financial Officer

EXHIBIT A
RELEASE AGREEMENT
In consideration of the Severance Payments (as defined in that certain Separation Agreement by and between Alta Mesa Services, LP, a Texas limited partnership (the “Company”) and Ronald J. Smith (“Executive”), dated as of _____________, 2019 (the “Separation Agreement”)), this Release Agreement (“Agreement”), which is an exhibit to the Separation Agreement, is made and entered into by the Company and Executive (each a “Party” and together, the “Parties”), to be effective as of the Effective Date (as such term is defined in Section 19).
By signing this Agreement, Executive and the Company hereby agree as follows:

1.
Purpose. The purpose of this Agreement is to provide for the orderly termination of the employment relationship between the Parties, and to voluntarily resolve any actual or potential disputes or claims that Executive has or might have, as of the date of Executive’s execution of this Agreement, against the Company and the other Released Parties (as defined in Section 9 hereof). Neither the fact that this Agreement has been proposed or executed, nor the terms of this Agreement, are intended to suggest, or should be construed as suggesting, that any of the Released Parties have acted unlawfully or violated any federal, state, or local law or regulation, or any other duty, policy, or contract.

2.
Definitions. In addition to the terms defined in the text hereof, terms with initial capital letters as used herein have the meanings assigned to them, for all purposes of this Agreement, in the Employment Agreement (the “Employment Agreement”) dated as of February 9, 2018, by and between Alta Mesa Services, LP, a Texas limited partnership (the “Company”), Executive and, solely with respect to the acknowledgements and guarantees in Section 41 of the Employment Agreement, Alta Mesa Holdings, LP, a Texas limited partnership (“Alta Mesa”), unless the context reasonably requires a broader, narrower, or different meaning.

3.	Termination of Employment. Effective July 19, 2019 (the “Resignation Date”), Executive’s employment with the Company and all of its Affiliates, was terminated.

4.
Severance Payments. In consideration for Executive’s execution of, and required performance under, this Agreement, and subject to Executive’s continued compliance with the Separation Agreement and Sections 9 through 18, 21, 25, 31, 32, 34, and 37 through 39 of the Employment Agreement, the Company shall provide Executive with the Severance Payments, which benefits Executive would not otherwise have received, or been entitled to receive. All Company perquisites have ceased upon the Resignation Date, and all payments hereunder shall be net of applicable federal, foreign, state, and local taxes, as required by law.

5.
Waiver of Additional Compensation or Benefits. The Severance Payments and the minimum payments provided for in Sections 6(a)(1), 6(a)(2) and 6(a)(3) of the Employment Agreement, together constitute the entire amount of compensation and consideration due to Executive under this Agreement and the Separation Agreement or any other agreement, policy, plan, or arrangement of the Company providing for severance or separation benefits, including the Employment Agreement. Executive acknowledges that he has no right to seek, and will not seek, any additional or different compensation or consideration for executing or performing under this Agreement, which Agreement is required to be entered into pursuant to Section 6(c) of the Employment Agreement. The Parties acknowledge and agree that Executive is not releasing claims to employee benefits pursuant to the Company’s or its Affiliates’ employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which explicitly provide for the payment of benefits following the Resignation Date.

6.
Tax Consequences. The Company has made no representations to Executive regarding the tax consequences of any Severance Payments received by Executive under this Agreement and the Separation Agreement. To the extent that any payments or benefits provided under such agreements are considered deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company intends for this Agreement and the Separation Agreement to comply with, or be exempt from, the standards for nonqualified deferred compensation established by Section 409A of the Code (the “409A Standards”). To the extent that any terms of this Agreement or the Separation Agreement would subject Executive to gross income inclusion, interest, or an additional tax pursuant to Code Section 409A, those terms shall be deemed amended so as to comply with, or be exempt from, the 409A Standards. The Company reserves the right to amend the timing of any payments to be made under this Agreement and the Separation Agreement in order to comply with, or be exempt from, the 409A Standards to the full extent permitted under Code Section 409A as determined by the Company.

7.
Certain Continuing Obligations. Executive acknowledges and agrees that certain provisions and post-employment covenants and obligations in the Employment Agreement shall survive the (a) termination of the employment relationship, (b) termination of the Employment Agreement; and (c) the execution of this Agreement; and Executive hereby agrees to fully honor his post-employment covenants and obligations as set forth in the Employment Agreement, including, without limitation, Sections 9 through 18 of the Employment Agreement.

8.	Executive Representations. Executive expressly acknowledges and represents, and intends for the Company to rely upon his representations that he:

(a)
Understands that he is, by entering into this Agreement, releasing the Released Parties (as defined below), including the Company and its Affiliates, from and against any and all claims that he has, had or may ever have against them, or any of them, under federal, state, or local laws, which claims have arisen on or before the date of his execution of this Agreement;

(b)
Understands that he is, by entering into this Agreement, waiving all claims that he has, had or may have against the Released Parties under the federal Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, which have arisen on or before the date of his execution of this Agreement;

(c)	Has been, and is hereby, advised in writing to consult with an attorney of his choice before signing this Agreement;

(d)
Is knowingly and voluntarily entering into this Agreement, and has relied solely and completely upon his own judgment and, if applicable, the advice of his own attorney in entering into this Agreement;

(e)
Is not relying upon any representations, promises, predictions, projections, or statements made by or on behalf of any Released Party, other than those that are specifically stated in this written Agreement;

(f)	Does not waive rights or claims that first arise after the date this Agreement is signed by Executive below; and

(g)	Has reviewed all aspects of this Agreement and has carefully read and fully understands all of the provisions and effects of this Agreement.

9.
General Release and Waiver. In consideration of the Severance Payments and other consideration provided for in this Agreement and the Separation Agreement, that being good and valuable consideration, the receipt, adequacy, and sufficiency of which are acknowledged by Executive, Executive, on his own behalf and on behalf of his agents, administrators, representatives, executors, successors, heirs, devisees, and assigns (individually, “Releasing Party,” and collectively, the “Releasing Parties”) hereby fully releases, remises, waives, acquits, and forever discharges the Company, all of the Company’s predecessors, successors, parents, subsidiaries, divisions, Affiliates, partners, and related companies (including Alta Mesa and any of its subsidiaries) and all of their respective present and former assigns, agents, directors, officers, employees, managers, executives, consultants, committees, insurers, employee benefit committees, fiduciaries, executors, administrators, donors, volunteers, vendors, representatives, and attorneys, and all persons and entities acting by, through, under, or in concert or privity with any of the individuals or entities referenced above (individually, “Released Party” and collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities, and indemnities of any kind or nature whatsoever (individually, “Claim,” and collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory, or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive, or any other kind of damages, which any of the Releasing Parties ever had in the past, or presently has or may have, against any of the Released Parties arising from or relating to Executive’s employment with the Company or its Affiliates or the termination of that employment relationship or any circumstances related thereto, or any other matter, cause, or thing whatsoever, including without limitation, all claims arising under or relating to his employment or termination thereof, any type of alleged employment agreement or other agreement, bonuses, any bonus plan, any long term incentive plan, right to purchase or actual purchase of any shares of stock or other equity interests of the Company or any of its Affiliates, any other claimed payments, employment contracts, benefits or purported employment discrimination, retaliation, wrongdoing or violations of civil rights of whatever kind or nature. This release includes, without limitation, (1) law or equity claims, (2) contract (express or implied) or tort claims, (3) claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, hostile work environment, or retaliation (including, without limitation, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Americans with

Disabilities Act, the Americans with Disabilities Act Amendments Act of 2008, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981, the Rehabilitation Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Polygraph Protection Act, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act, the Genetic Information and Nondiscrimination Act of 2008, Section 1558 of the Patient Protection and Affordable Care Act of 2010, the Consolidated Omnibus Budget Reconciliation Act of 1985, Texas civil rights laws, all amendments to any of these above-referenced laws, or any other federal, state, or local laws of any jurisdiction, (4) claims under any other federal, state, local, municipal, or statutory or common law whistleblower protection, discrimination, wrongful discharge, anti-harassment, or anti-retaliation statute or ordinance, (5) claims arising under ERISA, or (6) any and all other statutory or common law claims related to Executive’s employment or separation from employment. This release does not release any claims that the law does not permit Executive to release. This release shall not apply to the performance of any of the Company’s obligations under this Agreement or the Separation Agreement, COBRA continuation coverage (which shall be subject to COBRA law and regulation) or with respect to Executive’s interest in any vested accrued benefit or account balance under any employee benefit plan subject to ERISA to which Executive is entitled under the terms and conditions of such plan. Executive acknowledges that the Severance Payments constitute good and valuable consideration for the release contained in this Section 9.

10.
Right to File Charges; Participation in Investigations. Notwithstanding any other provision of this Agreement, the Separation Agreement or the Employment Agreement to the contrary, the Parties understand and agree that nothing in this Agreement, the Separation Agreement or the Employment Agreement is intended to interfere with Executive’s right to report possible violations of federal, state, or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation (including the right to receive an award for information provided to any such governmental agencies). The Parties further acknowledge and agree that this Agreement is not intended to prevent or otherwise interfere with Executive’s right to file a charge, complaint, or claim with any governmental agency or entity charged with enforcement of any law, including, but not limited to, the Equal Employment Opportunity Commission (the “EEOC”), or to participate in, cooperate with, or provide truthful testimony to the EEOC or any other federal, state, or local governmental agency with respect to any investigation, hearing, or proceeding being conducted by a governmental agency or entity; provided, however, the Parties agree that such filing or participation does not give Executive the right to recover any damages or equitable relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys’ fees) from any of the Released Parties based on Executive’s release of claims in this Agreement. Furthermore, under this Agreement, Executive does hereby waive any and all rights of Executive to seek or receive monetary and any other recovery, legal or equitable, in the event that any charge which Executive files is pursued by the EEOC (or any similar federal, state or local agency) on Executive’s behalf arising out of or related to Executive’s employment or the termination of such employment, unless otherwise required under applicable law that cannot be waived.

11.
No Assignment of Claims. Executive represents that he has not transferred or assigned, to any person or entity, any Claim involving the Company or any other Released Party, or any portion thereof or interest therein.

12.
Binding Effect of Agreement. This Agreement shall be binding upon the Company and its successors and assigns, and upon Executive and his heirs, spouse, representatives, executors, successors, and assigns.

13.
Severability. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms, or provisions of this Agreement shall not be affected, and such provisions shall remain in full force and effect.

14.
No Waiver. This Agreement may not be waived, modified, amended, supplemented, canceled, or discharged, except by written agreement of the Parties. Failure to exercise and/or delay in exercising any right, power, or privilege in this Agreement shall not operate as a waiver. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the Parties.

15.
Section 409A Compliance. It is the intention of the Company and Executive that this Agreement and the Separation Agreement be written and administered, and will be interpreted and construed, in a manner such that no amount under this Agreement and the Separation Agreement becomes subject to (a) gross income inclusion under Code Section 409A or (b) interest and additional tax under Code Section 409A (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of the Section 409A Penalties. Accordingly, Executive consents to any amendment of this Agreement and the Separation Agreement as the Company may reasonably make in furtherance of such intention, and the Company shall promptly provide, or make available to, Executive a copy of such amendment. Further, to the extent that any terms of this Agreement or the Separation Agreement are ambiguous, such terms shall be interpreted as necessary to comply with, or an exemption under, Code Section 409A when applicable.

16.
Entire Agreement. This Agreement and the Separation Agreement set forth the entire agreement between the Parties, and fully supersede any and all prior agreements, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter thereof and/or Executive’s employment or termination of employment with the Company, except for those provisions of the Employment Agreement that expressly survive the termination of Executive’s employment. No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, with any such amendment to become effective as of the date stipulated in it. Any amendment to this Agreement must be signed by both Parties. Executive represents and acknowledges that in executing this Agreement, Executive does not rely on, has not relied on, and specifically disavows any reliance on, any communications, promises, statements, inducements, or representations, oral or written, by the Company or its Affiliates, attorneys or agents, except as expressly contained in this Agreement. Executive further represents that Executive is relying on his own judgment in entering into this Agreement.

17.
Venue, Dispute Resolution. This Agreement shall be subject to the venue provisions of the Employment Agreement. This Agreement shall be subject to the mandatory arbitration provisions in Section 31 of the Employment Agreement.

18.
Twenty-One Days to Consider Agreement. Executive shall have, and by signing this Agreement Executive acknowledges and represents, that he has had, the opportunity to take at least twenty-one (21) days after the date of his receipt of this Agreement to consider whether to elect to sign it and to thereby waive and release the rights and Claims addressed in this Agreement. The Parties agree that the 21-day time period to review this Agreement shall not be extended upon any material or immaterial changes to this Agreement. Although Executive may sign this Agreement prior to the end of the 21-day period, Executive may not sign this Agreement before the Resignation Date. In addition, if Executive signs this Agreement prior to the end of the 21-day period, Executive shall be deemed, by doing so, to have certified and agreed that the decision to make such election prior to the expiration of the 21-day period of time is knowing and voluntary and was not induced by the Company through: (a) fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the end of the 21-day period; or (b) an offer to provide different terms or benefits in exchange for signing the Agreement prior to the expiration of the 21-day period. Executive has been advised to consult with an attorney with regard to his decision as to whether or not to enter into this Agreement.

Executive must sign and return the executed Agreement within twenty-one (21) days of the Resignation Date. No Severance Payments shall be payable or provided by the Company unless and until this Agreement has been executed by Executive, has not been revoked, and is no longer subject to revocation by Executive. The Severance Payments shall be paid or provided by the Company only after the Agreement has been properly executed and delivered to the Company by Executive and has become effective and irrevocable within sixty (60) days following the Resignation Date. In the event that such 60-day period spans two calendar years, the Severance Payments will be paid in the later year. If the conditions set forth in the preceding sentence are not satisfied by Executive, the Severance Payments shall be forfeited hereunder without the necessity of any further notice.

19.
Seven Day Revocation Period. Executive may revoke this Agreement at any time within seven (7) days after he signs it. To revoke the Agreement, Executive must deliver written notification of such revocation to the attention of Kim Warnica c/o Alta Mesa Resources, Inc., 15021 Katy Freeway, Suite 400, Houston, TX 77094, within seven (7) days after the date Executive signs this Agreement. This Agreement will become effective, enforceable, and irrevocable on the eighth (8th) day after the date on which it is executed by Executive (the “Effective Date”). If Executive exercises his right to revoke hereunder, Executive shall forfeit his right to receive the Severance Payments.

20.
Executive Acknowledgment. Executive acknowledges that (a) he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, (b) he has read this Agreement and understands its terms and conditions, (c) he has had ample opportunity to discuss this Agreement with his personal legal counsel prior to execution, and (d) no strict rules of construction shall apply for or against the drafter or any other Party.

21.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one Party hereto, but together signed by both Parties.

22.
Miscellaneous. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, all remaining provisions of this Agreement shall otherwise remain in full force and effect and be construed as if such illegal, invalid, or unenforceable provision has not been included herein. It is further understood and agreed that if a violation of any term of this Agreement is asserted, the Party who asserts such violation will have the right to seek specific performance of that term and/or any other necessary and proper relief as permitted by law, including but not limited to, damages from any court of competent jurisdiction, and the prevailing Party shall be entitled to recover its reasonable costs and attorney’s fees. Executive further understands and agrees that if he, or someone acting on his behalf, files, or causes to be filed, any charge, complaint, or action in respect of Claims released hereunder against the Company and/or any other Released Parties, he expressly waives any right to recover any damages or other relief whatsoever from the Company and/or other Released Parties, including costs and attorneys’ fees.

23.	Choice of Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas without regard to principles of conflict of laws.

24.
Defend Trade Secrets Act. Executive is hereby notified that in accordance with the Defend Trade Secrets Act of 2016, as it may be amended from time to time, that, notwithstanding any provision of this Agreement (or any other agreement with the Company regarding confidentiality) to the contrary, Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive is further notified that if he files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if he files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to a court order.

PLEASE READ CAREFULLY BEFORE SIGNING

•	Executive acknowledges that he has carefully read and understands the terms of this Agreement and all of Executive’s promises and obligations hereunder.

•	Executive acknowledges that he has been advised to review this Agreement with an attorney before signing it.

•
Executive acknowledges that he has been given at least 21 days to consider whether to sign this Agreement. Executive acknowledges that if he signs this Agreement before the end of the 21-day period, it will be Executive’s own personal and voluntary decision to do so.

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Executive understands that this Agreement will not become effective or enforceable until after the 7-day revocation period has expired. The Company will have no obligations to Executive under this Agreement if Executive revokes the Agreement during such 7-day period.

[Signature page follows.]

Please review this document carefully as it includes a release of claims.
IN WITNESS WHEREOF, Executive has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf by its duly authorized officer, in each case, as of the date set forth beneath the Party’s signature below.
This document was originally presented to Executive on July __, 2019.

ALTA MESA SERVICES, L.P.
By:     OEM GP, LLC,
a Texas limited liability company,
its general partner

By:     Alta Mesa Holdings, LP,
a Texas limited partnership,
its sole member

By:     Alta Mesa Holdings GP, LLC,
a Texas limited liability company,
its general partner

By:____________________
Name:    John C. Regan
Title:    Chief Financial Officer
Dated this ___ day of ___________, 2019

EXECUTIVE:		WITNESS:

By:		By:
Witness Signature
Name:	Ronald J. Smith	Name:
Date:		Date: